UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2024

Liberty Resources Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40883	86-3485220
(Commission File Number)	(IRS Employer Identification No.)

10 East 53rd St.

Suite 3001

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 1-305-809-7217

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	LIBYU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	LIBY	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	LIBYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing a Continued Listing or Standard; Transfer of Listing.

On January 16, 2024, Liberty Resources Acquisition Corp., a Delaware corporation (the “Company”), received written notice (“Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with the Nasdaq Listing Rule 5620(a) (the “Rule”) requiring that we hold an annual meeting of stockholders within 12 months of the end of our fiscal year. The Notice received has no immediate effect on our continued listing, subject to our compliance with the other continued listing requirements.

In the Notice, the Listing Qualification Department of Nasdaq notified the Company the Nasdaq Hearings Panel will consider this matter at the previously scheduled hearing on March 7, 2024, as part of rendering its decision whether to delist the Company.

We intend to hold a stockholder meeting as soon as practicable and will provide public notice of such meeting.

Item 9.01.	Exhibits.

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Under the requirements of the Securities Exchange Act of 1934, the Company has caused this report to be signed by the duly authorized undersigned.

LIBERTY RESOURCES ACQUISITION CORP.

Date: January 30, 2024	By:	/s/ Dato’ Maznah Binti Abdul Jalil
Dato’ Maznah Binti Abdul Jalil
Chief Executive Officer